                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 18, 2000

                               Chiron Corporation
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

  Delaware                   0-12798                   94-2754624
-------------------------------------------------------------------------------
(State or other            (Commission               (IRS Employer
 jurisdiction of            File Number)           Identification No.)
 incorporation)

       4560 Horton Street, Emeryville, CA              94608
-------------------------------------------------------------------------------
   (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (510) 655-8730
                                                  -----------------

                                       N/A
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On September 18, 2000, Picard Acquisition Corp. ("Picard"), a Delaware corporation and a wholly-owned subsidiary of Chiron Corporation ("Chiron" or "Registrant"), acquired 15,962,011 shares, or approximately 96% of the outstanding shares, of common stock, par value $0.001 per share (the "Common Stock"), together with the associated rights to purchase Series A Junior Preferred Stock, of PathoGenesis Corporation, a Delaware corporation ("PathoGenesis"), through a cash tender offer (the "Tender Offer") at $38.50 per share. The Tender Offer was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 13, 2000, among Chiron, Picard and PathoGenesis.

Following the Tender Offer, on September 21, 2000, Picard merged with and into PathoGenesis under Section 253 of the General Corporation Law of the State of Delaware (the "Merger"), and PathoGenesis became a wholly-owned subsidiary of Registrant, with each remaining outstanding share of PathoGenesis Common Stock converted into the right to receive $38.50 per share pursuant to the Merger Agreement.

Chiron acquired all of the outstanding voting securities of PathoGenesis for an aggregate consideration of approximately $700 million in cash. The purchase price of $38.50 for each share of PathoGenesis Common Stock was established by negotiation at the time of the Merger Agreement.

The acquisition consideration was paid by Chiron from its available cash and cash equivalents and through liquidation of certain of its long-term investments in marketable debt securities.

Seattle-based PathoGenesis develops and commercializes drugs to treat chronic infectious diseases - particularly serious lung infections, including those common in cystic fibrosis, bronchiectasis and ventilator patients. PathoGenesis' first drug, TOBI-Registered Trademark (tobramycin solution for inhalation), is approved for the management of cystic fibrosis patients with pseudomonas aeruginosa lung infections. PathoGenesis' Common Stock, previously traded on the Nasdaq National Market System under the symbol "PGNS", was deregistered following the merger.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of business acquired.

                  Financial statements required by this Item are not included in this initial report on Form 8-K. Such financial statements will be filed by amendment not later than December 2, 2000.

         (b)      Pro forma financial information.

                  Pro forma financial information required by this Item is not included in this initial report on Form 8-K. Such pro forma financial information will be filed by amendment not later than December 2, 2000.

         (c)      Exhibits.

                  EXHIBIT NUMBER

                  99.1 Press Release issued by Registrant on September 19, 2000, announcing the acquisition of approximately 96% of the outstanding voting securities of PathoGenesis Corporation pursuant to completion of a cash tender offer by Registrant's wholly-owned subsidiary, Picard Acquisition Corp. on September 18, 2000, referred to in Item 2 above.(1)

                  99.2 Press release issued by Registrant on September 22, 2000, announcing the merger of PathoGenesis into Registrant's wholly-owned subsidiary, Picard Acquisition Corp., pursuant to which PathoGenesis Corporation became a wholly-owned subsidiary of Registrant as of September 21, 2000, referred to Item 2 above.

                  -------
                  (1) Incorporated by reference to Exhibit (a) (16) of Registrant's Schedule TO filed with the Securities and Exchange Commission on September 19, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CHIRON CORPORATION

Date:    October 2, 2000                   By:   /s/ WILLIAM G. GREEN
                                                 --------------------
                                                     William G. Green
                                                     Senior Vice President,
                                                     General Counsel and
                                                     Secretary